Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of Vanguard Natural Resources, LLC, of our report dated April 20, 2007 related to the consolidated financial statements of Vanguard Natural Gas, LLC (formerly Nami Holding Company, LLC) as of and for the year ended December 31, 2006, which appears in the current report on Form 8-K filed on June 10, 2009.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
July 14, 2009